Exhibit 99

Direct General Corporation Announces a New $30 Million Share Repurchase Program

    NASHVILLE, Tenn.--(BUSINESS WIRE)--Aug. 2, 2005--Direct General Corporation (Nasdaq:DRCT) today announced that its Board of Directors approved a new share repurchase program. The Company may, at the discretion of its executive officers, repurchase up to $30 million of its outstanding common stock. The Company's senior financial managers expect to develop the specific terms of the newly authorized repurchase program considering a variety of factors, including potential stock repurchase price, availability of excess cash, financing alternatives, concurrent acquisition and strategic investment opportunities, and other market, operational and economic factors. The program will be implemented in accordance with Rule 10b-18 under the Securities Exchange Act of 1934 and may continue for a period not to exceed the next 18 months.
    This new repurchase program follows the Company's previously announced program under which 1,055,572 shares of its outstanding common stock were repurchased for an aggregate price of approximately $20 million during the period February 11 through May 18, 2005.

    GENERAL INFORMATION

    Direct General Corporation, headquartered in Nashville, Tennessee, is a financial services holding company whose principal operating subsidiaries provide non-standard personal automobile insurance, term life insurance, premium finance and other consumer products and services primarily through neighborhood sales offices staffed predominantly by its own employee-agents. Direct General's current operations are concentrated primarily in the southeastern part of the United States. Additional information about Direct General can be found online at http://www.direct-general.com.

    Safe Harbor Statement

    This press release contains statements that may constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.
    These statements can be identified from the use of the words "may," "should," "could," "potential," "continue," "plan," "forecast," "estimate," "project," "believe," "intend," "anticipate," "expect," "target," "is likely," "will" or the negative of these terms and similar expressions. Forward-looking statements include, but are not limited to, discussions regarding our operating strategy, growth strategy, acquisition strategy, cost savings initiatives, industry, economic conditions, financial condition, liquidity and capital resources and results of operations. All statements in this press release not dealing with historical results are forward-looking and are based on estimates, assumptions and projections.
    Forward-looking statements are subject to certain risks and uncertainties that could cause actual events and results to differ materially from those discussed in this press release. These risks and uncertainties include, without limitation, uncertainties related to fluctuations in interest rates and stock indices; claims frequency and severity experience; cyclical changes in the personal automobile insurance market; the effects of competition in the areas in which the Company operates; changes in economic and regulatory conditions; failure of expected contingencies to occur; estimates, assumptions and projections generally; inflation and changes in financial markets; the accuracy and adequacy of the Company's pricing methodologies; the outcome of litigation pending against the Company; court decisions and trends in litigation; the ability to obtain timely approval for requested rate changes; weather conditions including severity and frequency of storms, hurricanes, snowfalls, hail and winter conditions; changes in driving patterns and loss trends; and acts of war and terrorist activities.
    In addition, the Company's past results of operations do not necessarily indicate its future results. The Company undertakes no obligation to publicly update or revise any use of the forward-looking statements. For more detailed discussion of some of the foregoing risks and uncertainties, please see the Company's filings with the Securities and Exchange Commission.

    CONTACT: Direct General Corporation, Nashville
             Investor Relations:
             William J. Harter, 901-541-3399
             Fax: 901-366-3875
             bill.harter@directins.com